Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
1)	Registration Statement (Form S-3 No. 333-65077) of Cell Genesys, Inc.

2)	Registration Statement (Form S-3 No. 333-71608) of Cell Genesys, Inc.

3)	Registration Statement (Form S-3 No. 333-102122) of Cell Genesys, Inc.

4)	Registration Statement (Form S-3 No. 333-121732) of Cell Genesys, Inc.

5)	Registration Statement (Form S-8 No. 333-07707) pertaining to the 1989 Incentive Stock Option Plan and the 1992 Employee Stock Purchase Plan of Cell Genesys, Inc.

6)	Registration Statement (Form S-8 No. 333-59633) pertaining to the 1998 Incentive Stock Option Plan of Cell Genesys, Inc.

7)	Registration Statement (Form S-8 No. 333-42644) pertaining to the 1998 Incentive Stock Option Plan and the 1992 Employee Stock Purchase Plan of Cell Genesys, Inc.

8)	Registration Statement (Form S-8 No. 333-54376) pertaining to the 2001 Nonstatutory Option Plan of Cell Genesys, Inc.

9)	Registration Statement (Form S-8 No. 333-63398) pertaining to the 2001 Director Option Plan of Cell Genesys, Inc.

10)	Registration Statement (Form S-8 No. 333-71606) pertaining to the Calydon, Inc. Management Incentive and Retention Plan, as amended

11)	Registration Statement (Form S-8 No. 333-91796) pertaining to the 2001 Nonstatutory Option Plan and the 2002 Employee Stock Purchase Plan of Cell Genesys, Inc.

12)	Registration Statement (Form S-8 No. 333-108740) pertaining to the 1998 Incentive Stock Option Plan and the 2002 Employee Stock Purchase Plan of Cell Genesys, Inc.

13)	Registration Statement (Form S-8 No. 333-114720) pertaining to the 2002 Employee Stock Purchase Plan of Cell Genesys, Inc.

14)	Registration Statement (Form S-8 No. 333-117569) pertaining to the 2001 Nonstatutory Option Plan of Cell Genesys, Inc.

15)	Registration Statement (Form S-8 No. 333-127158) pertaining to the 2005 Equity Incentive Plan and the 2002 Employee Stock Purchase Plan of Cell Genesys, Inc.

16)	Registration Statement (Form S-8 No. 333-131367) pertaining to the 2002 Employee Stock Purchase Plan of Cell Genesys, Inc.
of our reports dated March 7, 2006, with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cell Genesys, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Palo Alto, California
March 10, 2006